Sierra Monitor Corporation Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2014

Company Delivers Record Annual Revenue With Fourth Quarter Sales up 20% and Fourth Quarter Non-GAAP Net Income up 38% Year Over Year

MILPITAS, CA -- (Marketwired - March 03, 2015) - Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the fourth quarter and year ended December 31, 2014.

Financial Highlights

--  Delivered annual sales of approximately $19.3 million for the year ended
    December 31, 2014, an increase of approximately 5%, compared to approximately $18.3 million reported for the prior year.
--  Achieved Q4 2014 net sales of approximately $5.1 million, compared to approximately $4.3M million in the same prior year period, an increase of approximately 20%.
--  Achieved annual GAAP net income of $0.03 per share (basic and diluted)
    for the year ended December 31, 2014, compared to GAAP net income of
    $0.13 per share (basic and diluted) for the prior year.
--  Reported Q4 2014 GAAP net income per share of $0.00 (basic and diluted), compared to GAAP net income of $0.02 per share (basic and diluted) for the prior year period.
--  Achieved annual Non-GAAP net income of $0.12 per share (basic and diluted) for the year ended December 31, 2014, compared to Non-GAAP net income of $0.17 per share (basic and diluted) for the prior year.
--  Reported Q4 2014 Non-GAAP net income per share of $0.04 (basic and diluted), compared to $0.03 per share (basic and diluted) in the same prior year period.
--  Ended Q4 2014 with a cash balance of approximately $3.3 million and no bank debt compared to a cash balance of $3.4 million at end of 2013.
--  Declared tenth consecutive quarterly dividend of $0.01 per share, paid on February 17, 2015

Business Highlights

Sierra Monitor continued to expand its customer base for its FieldServer protocol gateway products with design wins across a variety of applications, and added new distribution channels outside the United States, further extending Sierra Monitor's global reach. A number of such wins are highlighted below.

--  Network Thermostat, a manufacturer of wired and wireless thermostats, is including the FieldServer protocol gateway with their solution for campus and multi-site new constructions and retrofits. Building owners and integrators are looking to connect thermostats to centralized
    Building Management Systems (BMS), and the inclusion of the multi-
    protocol FieldServer protocol gateway enables Network Thermostat to quote such projects, regardless of the BMS or BMS protocol in use. The company selected Sierra Monitor's FieldServer products because of the gateway's multi-protocol support, the ability to connect up to forty thermostats per gateway, ease of installation, and support for the BBMD feature that allows thermostats in different sites to be controlled remotely by a centralized BACnet BMS from a corporate location.
--  IPCOM Fisher, a North American integrator, is using FieldServer protocol gateways to connect multiple properties managed by a facilities manager to a centralized cloud based monitoring system. The cloud based dashboard will initially consolidate and display data from a Siemens'
    fire alarm system at each property, but is expected to encompass other building systems such as security, lighting, and HVAC, providing a unified management interface to the facilities manager.
--  Buckeye Power, a reseller of Kohler power generator sets, is using
    FieldServer protocol gateways to connect the generator sets at multiple customer sites to the facility's BACnet-based BMS. The gateway's one-
    page configuration ability simplifies integration and allows Buckeye
    Power to focus on their core mission of representing and installing world-class back-up power generator sets at facilities.
--  Oya Solar, an installer of commercial grade solar power generation, used the FieldServer protocol gateway products to integrate on-site inverters and revenue meters to the utility's SCADA system to enable the utility to provide appropriate revenue credits to the solar plant owner. The gateway converts the Modbus RTU protocol to Modbus TCP for local management, and also converts and routes a relevant subset of data points over DNP3 Ethernet to the utility's central site.
--  Kuwaiti integrator, Al Kulaib Universal, used high capacity FieldServer protocol gateways to extract and integrate nearly 30,000 data points from a Siemens Fire Alarm system.
--  Futurasmus KNX Group, a leading distributor and training services provider for KNX based building automation systems focusing on specific
    Europe, Middle East, and Africa (EMEA) markets, will begin offering the
    FieldServer KNX gateway product as part of their catalog. The multi-
    protocol gateway will enable integrators to tie KNX based systems to other automation networks such as BACnet.

Additionally, Sierra Monitor's Sentry IT line of fire and gas solutions continues to be selected to protect high-value assets and facilities around the world for various applications including the growing use of alternative fuels for transportation.

--  Retailer giant Kroger, whose Fred Meyer's Clackamas Distribution Center in Oregon has been designed and engineered by Clean Energy Fuels
    Corporation, will be using the Sentry IT controller and gas detectors in the facility used to maintain forty trucks that run on liquefied natural gas (LNG). This project, Kroger's first use of LNG vehicles, represents the company's commitment to alternate fuels and clean energy. The Sentry
    IT solution was selected because of its Modbus capability, low power requirements, and UL 2075 approval. The system was commissioned by
    Christiansen Electric on behalf of Clean Energy Fuels, and approved by the local Authority Having Jurisdiction (AFJ) in November 2014
--  Tioga Air Heater, a company that designs, manufactures, and leases industrial air heaters for various applications including oil and gas drilling and exploration in cold regions, is trialing the Sentry IT system to detect the leakage of natural gases and the presence of hydrogen sulfide (H2S), a toxic byproduct. The FM approval carried by the Sentry IT system and a successful track record in alternative fuels detection were key criteria for selection.
--  Dentsply Corporation of Milford, Delaware uses Methyl Acrylate in their manufacturing process, and will deploy Sentry IT controllers and gas detectors to monitor Lower Explosive Limit (LEL) for plant and personnel safety. The system spans two plants that are several miles apart and will be monitored remotely using the Webserver capabilities in the
    Sentry IT system.
--  The Stotlhaven Tembusu Terminal, a $350M petrochemical tank farm on
    Singapore's Jurong Island, has selected integrator Access Professional to install Sierra Monitor's combustible gas detection system to identify potential leaks at their truck loading and tank storage areas. When fully operational, the terminal will provide 300,000 cubic meters of storage for oil, chemicals and liquefied petroleum gases.
--  PT MaxPower Group of Indonesia, supplier of turnkey power systems to large facilities, has selected Sierra Monitor's combustible gas detection system to protect facilities and personnel from any leaks from the natural gas powered turbines used in the turnkey power systems.

2014 Financial Results for Fourth Quarter and the Year

Net sales for the quarter ended December 31, 2014 were $5,113,725, an increase of 20%, compared to $4,267,857 reported for the same period of 2013. For the year ended December 31, 2014, sales were $19,330,444 compared to $18,345,179 for the same period of 2013.

Sierra Monitor posted GAAP net income of $9,370 or $0.00 per share (basic and diluted), for the quarter ended December 31, 2014, compared to GAAP net income of $197,295 or $0.02 per share basic and diluted, for the same period of 2013. Sierra Monitor posted GAAP net income of $311,101 or $0.03 per share (basic and diluted), for the year ended December 31, 2014, compared to GAAP net income of $1,352,589 or $0.13 per share (basic and diluted), for the same period of 2013.

Sierra Monitor posted non-GAAP net income of $416,754 or $0.04 per share (basic and diluted), for the quarter ended December 31, 2014 compared to non-GAAP net income of $301,319 or $0.03 per share (basic and diluted), for the same period of 2013. Sierra Monitor posted non-GAAP net income of $1,210,758 or $0.12 per share (basic and diluted), for the year ended December 31, 2014, compared to non-GAAP net income of $1,736,601 or $0.17 per share (basic and diluted), for the same period of 2013.

See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Cash Position

Sierra Monitor had $3,339,952 in cash on December 31, 2014 with no bank borrowings, compared to $3,421,679 as of December 31, 2013. Net trade receivables on December 31, 2014 were $2,571,994 compared to $1,943,643 as of December 31, 2013. At December 31, 2014, the company's days sales outstanding were 54 days, compared to 36 days as of December 31, 2013.

"2014 was a significant year for Sierra Monitor," said Varun Nagaraj, President and CEO. "We incorporated new executives into the management team, invested in sales and marketing, and achieved the highest revenue in our company's history. We repositioned the company for the long term to take advantage of the increasing use of Industrial Internet of Things (IIoT) within the facilities management market, with our new messaging and corporate web site drawing very favorable reactions from our constituents. We strengthened our OEM business for protocol gateways by adding 22 new OEM designs in 2014 and we introduced a BACnet router for integrators and OEMs, with our DeviceFind(TM) technology that significantly simplifies installation. Our BACnet router is the first router to be certified at BACnet Protocol Revision 12 by the BACnet Testing Laboratories (BTL). We continued to enhance our reputation in the growing Alternative Fuels Vehicles (AFV) market by successfully commissioning our gas detection solutions at several AFV maintenance facilities around the country. We developed new gas detector modules to address environmental conditions found in the Middle East, thereby improving our competitive position in that market. We continued to invest in maintaining the highest levels of global industry certifications for our Sentry IT fire and gas solutions, including the stringent UL2075 certification required in the AFV market, thereby maintaining Sierra Monitor's position in the top tier of fire and gas detection suppliers. In 2015, our R&D investments will bring critical IoT technologies to bear in the markets that we serve, and set us up to execute on our long-term vision of being a leading and innovative provider of IIoT solutions to the facilities management market."

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company's FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 100,000 products, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry's leading multi-protocol gateway.

Sierra Monitor's Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1979 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                      For the three months ended For the twelve months ended
                             December 31,                December 31,
                          2014          2013          2014          2013
                     ------------- ------------- ------------- -------------
Net sales            $   5,113,725 $   4,267,857 $  19,330,444 $  18,345,179
Cost of goods sold       2,260,968     1,873,171     8,383,542     7,629,338
                     ------------- ------------- ------------- -------------
    Gross profit         2,852,757     2,394,686    10,946,902    10,715,841
Operating expenses
  Research and
   development             562,249       529,514     2,301,026     2,156,322
  Selling and
   marketing             1,201,698       967,421     4,873,314     4,094,819
  General and
   administrative          826,619       595,506     3,007,588     2,246,301
                     ------------- ------------- ------------- -------------
                         2,590,566     2,092,441    10,181,928     8,497,442
                     ------------- ------------- ------------- -------------
    Income from
     operations            262,191       302,245       764,974     2,218,399
  Interest income               32           326           134         3,224
                     ------------- ------------- ------------- -------------
    Income before
     income taxes          262,223       302,571       765,108     2,221,623
Income tax provision       252,853       105,276       454,007       869,034
                     ------------- ------------- ------------- -------------
  Net income         $       9,370 $     197,295 $     311,101 $   1,352,589
                     ============= ============= ============= =============
Net income available
 to common
 shareholders per
 common share
                     ============= ============= ============= =============
    Basic            $        0.00 $        0.02 $        0.03 $        0.13
                     ============= ============= ============= =============
    Diluted          $        0.00 $        0.02 $        0.03 $        0.13
                     ============= ============= ============= =============
Weighted average
 number of common
 shares used in per
 share computations:
    Basic               10,118,978    10,104,311    10,106,811    10,095,978
                     ============= ============= ============= =============
    Diluted             10,132,311    10,241,809    10,189,887    10,152,270
                     ============= ============= ============= =============

Table B

                         SIERRA MONITOR CORPORATION

                                Balance Sheet

                     Assets                       December 31,  December 31,
                                                      2014          2013
                                                 ------------- -------------
                                                   Unaudited
                                                 -------------

Current assets:
  Cash and cash equivalents                      $   3,339,952 $   3,421,679
  Trade receivables, less allowance for doubtful
   accounts of approximately $72,000 and $79,000
   respectively                                      2,571,994     1,943,643
  Inventories, net                                   2,896,614     2,740,835
  Prepaid expenses                                     317,269       311,144
  Income tax deposit                                   180,306       106,859
  Deferred income taxes                                207,231       307,938
                                                 ------------- -------------
    Total current assets                             9,513,366     8,832,098

Property and equipment, net                            277,088       390,755
Other assets                                           342,546       273,699
                                                 ------------- -------------
    Total assets                                 $  10,133,000 $   9,496,552
                                                 ============= =============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                               $     814,090 $     689,014
  Accrued compensation expenses                        471,014       290,589
  Other current liabilities                             74,353        71,729
                                                 ------------- -------------
    Total current liabilities                        1,359,457     1,051,332

Deferred tax liability                                 138,125        84,438
                                                 ------------- -------------
    Total liabilities                                1,497,582     1,135,770

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,128,311 and 10,104,311
   shares issued and outstanding, respectively          10,128        10,104
  Additional paid-in capital                         3,399,179     3,031,056
  Retained earnings                                  5,226,111     5,319,622
                                                 ------------- -------------
    Total shareholders' equity                       8,635,418     8,360,782
                                                 ------------- -------------
    Total liabilities and shareholders' equity   $  10,133,000 $   9,496,552
                                                 ============= =============

The accompanying news release dated March 3, 2015 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit from operations and related non-GAAP profit as a percentage of revenue, non-GAAP net profit and basic and diluted non-GAAP net profit per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                (Unaudited)

                         For the three months       For the twelve months
                                ended                       ended
                             December 31,               December 31,
                          2014         2013          2014          2013
                      ------------ ------------  ------------  ------------

GAAP Net Income       $      9,370 $    197,295  $    311,101  $  1,352,589
Adjustments:
  Depreciation and
   amortization            105,865       74,205       342,468       263,274
  Provision for bad
   debt expense                  -            -        (6,817)       (3,479)
  Provision for
   inventory losses         30,040      (51,917)       54,864       (24,852)
  Deferred income
   taxes                   154,395       52,811       154,395        52,811
  Stock based
   compensation
   expense                 117,084       28,925       354,747        96,258
                      ------------ ------------  ------------  ------------
Total adjustments to
 GAAP net income           407,384      104,024       899,657       384,012
Non-GAAP Net Income   $    416,754 $    301,319  $  1,210,758  $  1,736,601
                      ============ ============  ============  ============

Non GAAP Net Income
 Per Share:
  Basic               $       0.04 $       0.03  $       0.12  $       0.17
                      ============ ============  ============  ============
  Diluted             $       0.04 $       0.03  $       0.12  $       0.17
                      ============ ============  ============  ============
Weighted-average
 number of shares
 used in per share
 computations:
  Basic                 10,118,978   10,104,311    10,106,811    10,095,978
                      ============ ============  ============  ============
  Diluted               10,132,311   10,241,809    10,189,887    10,152,270
                      ============ ============  ============  ============

Sierra Monitor Investor Relations Contact
Varun Nagaraj
CEO
Sierra Monitor Corporation
vnagaraj@sierramonitor.com